                                                                 EXHIBIT 10.1.13



                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of June 7, 1999 (the "Effective Date") at Akron, Ohio between TELXON CORPORATION ("Employer"), a Delaware corporation with offices at 3330 West Market Street, Akron, Ohio 44333, and DAVID H. BIGGS ("Key Employee").

                                   WITNESSETH:

     WHEREAS, Key Employee agreed to enter into Employer's service as Vice President and Chief Technology Officer based on the inducement provided him at the assurance of Employer's management that his services would be compensated in the form of 35,000 shares of Employer's Common Stock (the "Shares");

     WHEREAS, Key Employee, as an accommodation to the needs of Employer with respect to his services, began working for Employer pending the finalization of the terms under which he would become entitled to the Shares and which would otherwise govern his services.

     NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

       1. EMPLOYMENT PERIOD. Employer agrees to employ Key Employee, and Key Employee agrees to be so employed, on the terms and conditions set forth herein for the period beginning on the Effective Date and ending August 6, 2000 (the "Ending Date"), subject to the earlier termination of such employment by Employer or Key Employee pursuant to Section 6 (the "Employment Period").

       2.     NATURE OF DUTIES.

              a. Key Employee's duties and responsibilities shall be to serve as Vice President and Chief Technology Officer of Employer (or in such other capacity as Employer's chief executive officer (the "Chief Executive Officer"), or such other officer of Employer as the Chief Executive Officer shall direct (the Chief Executive Officer or such other officer being Key Employee's "Supervisor"), may at any time and from time to time in his discretion direct) in conformity with management policies, guidelines and directions issued by Employer. Key Employee shall report directly to the Supervisor, and shall have general charge and supervision of those functions and such other responsibilities as the Supervisor shall from time to time determine in his discretion.

              b. Key Employee shall work exclusively for Employer on a full-time basis in such capacity as he is to serve pursuant to
                  Section 2(a), devoting all of his time and attention during normal business hours to Employer's business; provided that Key Employee shall be free to honor his commitments for speaking engagements extant as of the Effective Date and his obligations to meet with and otherwise serve on the boards of directors of which he was a member as of the Effective Date ("Prior Commitments").

              c. Key Employee shall perform his duties and responsibilities hereunder diligently, faithfully and loyally in order to cause the proper, efficient and successful operation of Employer's business.

       3.     COMPENSATION AND BENEFITS.

              a. Compensation. As full compensation for Key Employee's services, in lieu of any cash salary and bonus and of participation in any of the preexisting stock-based compensation plans in which Employer employees may have opportunity to participate, Employer agrees to pay and issue to Key Employee, and Key Employee agrees to accept from Employer, the Shares (sometimes also referred to as the "Compensation"), subject to the terms and conditions set forth in this Agreement. In exchange for the performance of services described in Section 2, such Compensation shall be earned according to the schedule in Section 3(a)(i) below. Of the total 35,000 Shares issuable to Key Employee, 23,200 Shares, representing all of the shares currently available for grant under Employer's 1992 Restricted Stock Plan, as amended (the "Plan"), will, when earned, be issued to Key Employee pursuant to that Plan, and the remaining 11,800 Shares will, when earned, be issued to Key Employee outside the Plan (the "Non-Plan Shares"). The Non-Plan Shares shall be subject to the dividend and voting rights provisions of Plan Section 6.03, as the same may be implemented by the terms of the award agreement between Employer and Employee with respect to the Plan Shares, and the adjustment provisions of Plan Section 7 with the same force and effect as if such shares had been awarded thereunder. Such voting provisions, but not the dividend provisions, shall continue to apply to the Shares to the extent that Key Employee elects under Section 4(a) below to defer payment of the Compensation represented thereby and for so long as the same continue to be subject to such deferral. Employer and Key Employee acknowledge and agree that the issuance of such Shares to Key Employee is an inducement essential to Key Employee's entering into the employ of Employer as provided in this Agreement and is subject to the approval thereof by Employer's Board of Director or an appropriate committee thereof.

                  i. Employer and Key Employee acknowledge and agree that Compensation shall be earned and payable to the Key Employee in accordance with the following schedule. Except as otherwise provided below, in the event that Key Employee's employment under this Agreement is terminated and such termination becomes effective prior to the time specified in section 3(a)(iii) on the applicable Vesting Date indicated below, Key Employee will forfeit his rights to any and all then nonvested Compensation. The period during which the respective portions of the Shares are subject to forfeiture shall constitute the "Restricted Period" with respect to those Shares.

                                                               NUMBER OF
                       VESTING DATE         ISSUED UNDER       SHARES
                       ------------         ------------       ---------
                       January 2, 2000        Non-Plan         11,800
                                                  Plan          5,700

                       March 31, 2000             Plan          7,500

                       August 6, 2000             Plan         10,000

                  ii. During the applicable Restricted Period, that portion of the Shares may not be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of or encumbered.

                 iii. Provided that Key Employee's employment is not terminated prior to 5:00 p.m. The Woodlands, Texas time on a Vesting Date, the Key Employee shall vest in the Compensation in accordance with the schedule set forth in Section 3(a)(i).

                  iv. Notwithstanding the vesting schedule set forth in Section
                      3(a)(i), in the event of a "Change in Control", as defined in Section 4(c)(ii), Key Employee shall immediately become fully vested in any nonvested Compensation.

                  v. Notwithstanding the vesting schedule set forth in Section 3(a)(i), in the event Key Employee's employment is terminated by reason of death pursuant to Section 6(a) or permanent disability pursuant to Section 6(b), Key Employee shall become vested in the amount of Compensation earned from the last Vesting Date, determined by multiplying the Compensation scheduled to be paid on the next Vesting Date by the ratio of the number of days elapsed from the preceding Vesting Date (or in the absence thereof, the Effective Date) through his date of termination over the total number of days from the most recent Vesting Date (or in the absence thereof, the Effective Date) through the next following Vesting Date (any fractional Share resulting from such multiplication being rounded up to the next whole Share). Whether the Key Employee's termination of employment is due to permanent disability shall be determined by the Employer in good faith.

                  vi. Notwithstanding the vesting schedule set forth in Section
                      3(a)(i), in the event Key Employee's employment is terminated other than (1) by reason of death or permanent disability or (2) by Employer for "cause" (as defined in Section 6(c)), Key Employee shall become vested in any nonvested Compensation in accordance with the Vesting Dates set forth in Section 3(a)(i), provided such nonvested Compensation has not been forfeited pursuant to
                      Section 8(b).

              b. Expenses. Employer shall reimburse Key Employee for all reasonable out-of-pocket expenses incurred by Key Employee on Employer's behalf during the Employment Period and approved by the Supervisor or such other officer as the Supervisor or applicable Employer policies shall direct.

              c. Vacation. During the Employment Period, Key Employee shall be entitled to four weeks vacation. Time required for fulfilling Prior Commitments will not be counted toward such vacation.

              d. Health, Disability, Retirement and Death Benefits. Employer shall provide Key Employee with the same health, disability, retirement and death and other fringe benefits as are generally provided to the executive employees of Employer in accordance with such terms, conditions and eligibility requirements as may from time to time be established by Employer.

              e. Living Expenses. To facilitate Employee's service to Employer under this Agreement, Employer agrees, in respect of the Employment Period, to pay directly, or reimburse

                  Employee, or provide Employee with an agreed upon allowance (subject to reconciliation and reasonable adjustment), for the following (collectively, "Living Expenses"):

                  i. housing at 10600 Six Pines Drive, Apt. 1324, The Woodlands, Texas or comparable accommodations in reasonable proximity to Employer's World Technology Center in The Woodlands, Texas (the "World Technology Center"),

                  ii. fares for regularly scheduled airline transportation between (1) Employer's World Technology Center and (2) Employee's Gardnerville, Nevada family residence or other extended family locations in contiguous States,

                 iii. a mutually acceptable leased or rental automobile for Employee's use while working out of Employer's World Technology Center,

                  iv. a "gross-up" for all income and employment taxes incurred or required to be withheld with respect to Employee by reason of Employer's provision or reimbursement of Living Expenses under this Section 3(e).

       4.     DEFERRED COMPENSATION PLAN.

              a. Election. On or before December 10, 1999, Key Employee may elect to defer the payment of all or any lesser number of whole Shares of the Compensation otherwise payable under
                   Section 3(a). Once an election is made under this Subsection
                   (a), Key Employee may not amend or revoke such election. All amounts which Key Employee so elects to defer shall continue to be subject to the vesting and forfeiture provisions of
                   Section 3(a).

              b. Deferred Compensation Account. The amount of Compensation elected to be deferred under Section 4(a) shall constitute Key Employee's "Deferred Compensation Account". Key Employee's Deferred Compensation Account shall be adjusted to reflect the payment of any distribution of any kind, including but not limited to, a cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure with respect to the common stock of the Employer. Employer shall maintain or cause to be maintained appropriate records of the Deferred Compensation Account.

              c. Events Triggering Distribution. Key Employee shall receive a distribution(s) from his Deferred Compensation Account upon the earliest to occur of any of the following "triggering events":

                   i. Death or Disability. The death of Key Employee or the termination of his employment by reason of permanent disability. Whether Key Employee's termination of employment is due to permanent disability shall be determined by Employer in good faith.

                  ii. "Change in Control". A change in the control or ownership of Employer, which shall mean (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or any comparable successor provisions (other than Employer, any business association in an unbroken chain of such associations beginning with Employer if each of the association other than the last association in the unbroken chain owns equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain, or an employee benefit plan of any of the foregoing, including any trustee of such a plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act, as adopted and amended from time to time and as interpreted by formal or informal opinions of, and releases published or other interpretive advice provided by, the staff of the Securities and Exchange Commission), directly or indirectly, of Employer securities representing fifty percent (50%) or more of the combined voting power of Employer's then outstanding voting securities; (b) the consummation of a transaction requiring stockholder approval and involving the sale of all or substantially all of Employer's assets or the merger or consolidation of Employer with or into another corporation; or (c) John W. Paxton, Sr. ceasing for any reason to be the chief executive officer of Employer.

                  iii. Significant Increase in Share Price. The attainment by Employer's common stock of a closing sale price, as reported on The Nasdaq National Market Tier of The Nasdaq Stock Market (or other securities market or exchange on which Employer's Common Stock is then traded) for any trading day on or after the Vesting Date for the particular portion of the Shares, equal to or greater than the price per share specified in the schedule below:


                                           SPECIFIED PRICE        AMOUNT TO
                        VESTING DATE          PER SHARE        BE DISTRIBUTED
                        ------------       ---------------     --------------
                        January 2, 2000       $20.00        Vested Deferred
                                                            Compensation Account

                        March 31, 2000        $20.00        Vested Deferred
                                                            Compensation Account

                        August 6, 2000        $25.00        Vested Deferred
                                                            Compensation Account

                        For purposes of this Subsection (iii), "Vested Deferred Compensation Account" shall mean the portion, and only that portion, of the Deferred Compensation Account which has vested as of the applicable Vesting Date as determined in accordance with Section 3(a).

                  iv.   Following Second Anniversary of Vesting Date. The second
                        (2nd) anniversary of each Vesting Date, but only with respect to the portion of the Deferred Compensation Account vesting on such Vesting Date.

            d. Method of Distribution. Except as the application of other provisions of this Agreement may otherwise permit or require, upon the occurrence of a triggering event, a distribution shall be made to Key Employee , payable as soon as administratively feasible (but in all events within thirty
                  (30) days after the occurrence of the triggering event, of all, and not less than all, of the Deferred Compensation Account or portion thereof to which such triggering event relates.

            e. Contributions to "Rabbi" Trust. Employer may establish a trust with respect to the Deferred Compensation Account which is intended to be a grantor trust, within the meaning of Section 671 of the Internal Revenue Code, of which the Employer is the grantor (the "Trust"). Notwithstanding any other provision of this Agreement, the funds of the Trust will remain the property of the Employer and will be subject to the claims of its creditors in the event of its bankruptcy or insolvency. Neither Key Employee nor any person claiming through Key Employee will have any priority claim on the funds of the Trust, or any security interest or other right, superior to the rights of a general creditor of Employer.

            f. Designation of Beneficiary. Key Employee may designate a beneficiary (or beneficiaries) who shall be entitled to receive that portion of Key Employee's vested undistributed Deferred Compensation Account. Key Employee may change or revoke a beneficiary designation by notifying Employer in writing. The consent of Key Employee's current beneficiary is not required for a change of beneficiary, and no beneficiary shall have any rights under this Agreement (or, if established pursuant to Section 4(e), the Trust) except as are provided by the terms hereof (or thereof). The rights of a beneficiary who predeceases Key Employee immediately terminate, unless Key Employee specifies to the contrary in writing. If Key Employee fails to designate a beneficiary, Employer (or, if established, the Trust) shall pay the vested undistributed amount of the Deferred Compensation Account to Key Employee's surviving spouse, or to Key Employee's estate in the absence of a surviving spouse.

      5.    ISSUANCE OF SHARES.

            a. Key Employee makes the following representations, warranties, acknowledgements and agreements to Employer with respect to the issuance of the Shares to him:

                  i. Key Employee understands that the Non-Plan Shares have not been registered, and that Employer is under no obligation to register, and has not made any assurances to Employee regarding the registration of, the Non-Plan Shares, under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws;

                  ii. The Shares are being offered and sold pursuant to exemptions from registration contained in the Securities Act and applicable state securities laws based in part upon Key Employee's representations contained in this
                        Section 5(a);

                  iii. Key Employee has had the opportunity to his satisfaction to ask question of and receive answers from Employer's management regarding the business, assets, financial condition, prospects and affairs of Employer;

                  iv. Key Employee is an "accredited investor" (as such term is defined in Rule 501 under the Securities Act) and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the Shares and of protecting his interests in connection with such investment;

                  v. Key Employee is not aware of the publication of any advertisement in connection with the transactions contemplated by Section 3(a)(i);

                  vi. Key Employee is acquiring the Shares for his own account for investment only, and not with a view toward their distribution, can bear a total loss of the investment without materially impairing his financial condition, and can bear the economic risk of the investment indefinitely; and

                  vii. Key Employee understands that he cannot resell the Non-Plan Shares unless and until the Non-Plan Shares are registered under the Securities Act and/or applicable state securities laws or an exemption from such registration is available and that the certificate evidencing the Non-Plan Shares will be legended regarding the absence of and necessity for such registration and that there is no assurance that any registration exemption will be available or that, if available, such exemption will allow Key Employee to transfer all or any portion of the Non-Plan Shares he may subsequently desire to transfer.

            b. By the initial Vesting Date, Employer will cause one or more stock certificates to be issued in the name of Key Employee (or if a Trust is established pursuant to Section 4(e), the trustee thereunder (the "Trustee")) as registered owner. Each such certificate shall bear legends in substantially the following form (appropriately revised in the case of Shares registered in the name of the Trustee):

                  i. Each certificate representing all of any portion of the Non-Plan Shares shall bear the following legends:

                           "Transferability of this Certificate and the shares of Common Stock represented hereby are subject to the terms and conditions (including forfeiture) of an employment agreement, effective as of June 7, 1999, entered into by the registered owner with Telxon Corporation. Copies of such agreement are on file at the offices of Telxon Corporation, 3330 West Market Street, Akron, Ohio 44333. The Restricted Period during which these shares are subject to certain vesting conditions and transfer restrictions under such agreement expires January 2, 2000.

                           The Shares of Common Stock represented by this Certificate have not been registered under the Securities Act of 1933 and may not be sold, assigned, transferred, pledged or hypothecated unless (A) the same shall first have been registered or received such other regulatory approval or been described in any such regulatory filing as may be required under applicable law or (B) the issuer shall have received an opinion of counsel that an exemption from such registration or other regulatory requirement is available with respect to such transaction."

                  ii. Each certificate representing all or any portion of the Plan Shares shall bear the following legends:

                           "Transferability of this Certificate and the shares of Common Stock represented hereby are subject to the terms and conditions (including forfeiture) of the Telxon Corporation 1992 Restricted Stock Plan and of a Restricted Stock Award Agreement, Grant Number 059, entered into between the registered owner and Telxon Corporation. Copies of such Plan and Agreement are on file at the offices of Telxon Corporation, 3330 West Market Street, Akron, Ohio 44333. The Restricted Period during which these shares are subject to certain vesting conditions and transfer restrictions under the Plan and Award Agreement expires [INSERT APPLICABLE VESTING DATE].

                           The Shares of Common Stock represented by this Certificate have been registered under the Securities Act of 1933 but, for so long as the registered owner shall be an "affiliate" of the issuer within the meaning of Rule 144 (or any successor provision) promulgated under such Act, may not be sold, assigned, transferred, pledged or hypothecated unless
                           (A) the same shall first have been registered or received such other regulatory approval or been described in any such regulatory filing as may be required under applicable law or (B) the issuer shall have received an opinion of counsel that an exemption from such registration or other regulatory requirement is available with respect to such transaction."

                  iii. Each certificate evidencing the Shares registered in the name of Key Employee shall, pending the occurrence of the applicable Vesting Date, be deposited with Employer, together with such stock powers in blank as may be requested of Key Employee by Employer at any time prior to the applicable Vesting Date (which Key Employee agrees to execute and deliver upon such request). In the event of any forfeiture of Shares due to the termination of Key Employee's employment prior to the applicable Vesting Date, and if required in order to effect the cancellation of any such forfeited Shares, the stock powers so delivered by Key Employee may be used in processing the same. The Trust shall similarly provide for the surrender of any forfeited Shares by the Trustee to Employer for cancellation.

                  iv. Upon the vesting of the Shares evidenced by a stock certificate, the restrictions imposed by Section 3(a)(ii) shall lapse with respect to those Shares, the legends which are no longer applicable shall, upon Key Employee's request, be removed from the certificate(s) representing such Shares, and Employer shall deliver, or shall cause its stock transfer agent to deliver, to Key Employee (in the case of certificates issued to the Trustee, upon receipt thereof by Employer or its stock transfer agent from the Trustee) replacement certificate(s) for such Shares, together with any stock power relating to the replaced certificate(s) (unless required to be used in processing the issuance of the replacement certificate(s)).

            c. Notwithstanding anything to the contrary in this Agreement or any other agreement relating to the Deferred Compensation Account, the Trust or otherwise to the subject matter hereof, Key Employee shall not be entitled to receive delivery of any particular of the Shares, and neither Employer nor, in the case of any Shares deposited into the Trust, the Trustee, is obligated to effect or cause the same, unless and until Key Employee pays, or makes arrangements reasonably acceptable to Employer for the payment of, all taxes which Employer may be obligated to withhold with respect to such Shares

     6.     TERMINATION.

            a. Key Employee's employment shall terminate automatically upon Key Employee's death.

            b. Employer may terminate Key Employee's employment under this Agreement at any time, upon thirty (30) days written notice to Key Employee, if Key Employee becomes permanently disabled. Permanent disability shall be determined by Employer in good faith according to the same standards applicable to the employees of Employer generally under the disability benefits referred to in Section 3(d).

            c. Employer shall have the right to terminate Key Employee's employment under this Agreement at any time (i) immediately for "cause" (which shall mean for any action or inaction of Key Employee which is adverse to Employer's interests, including, without limitation, Key Employee's dishonesty, grossly negligent misconduct, willful misconduct, disloyalty, act of bad faith, neglect of duty or material breach of this Agreement or of any Employer policy applicable to its employees generally), or (ii) without cause upon thirty (30) days written notice to Key Employee.

            d. Key Employee may voluntarily terminate his employment under this Agreement at any time, upon thirty (30) days prior written notice to Employer.

     7.     EFFECTS OF TERMINATION.

            a. In the event of automatic termination of employment by reason of Key Employee's death pursuant to Section 6(a), or by Employer by reason of Key Employee's permanent disability pursuant to Section 6(b), all of Employer's obligations under this Agreement shall end except for any Compensation payable under Section 3(a) subject to Section 4, Employer's obligations to pay Key Employee's Living Expenses incurred to the date of termination (for purposes of this Subsection (a), the date of death or the expiration of the 30-day notice period under Section 6(b), as applicable). Key Employee shall also have the right to receive any payments under the death or disability benefits, as the case may be, provided to Key Employee pursuant to Section 3(d), if any.

            b. In the event Key Employee voluntarily terminates his employment, pursuant to Section 6(d) or otherwise, all of Employer's obligations under this Agreement shall end except for any Compensation payable under Section 3(a) subject to
                  Section 4, Employer's obligations to pay Key Employee's Living Expenses incurred to the date of termination (which, for purposes of this Subsection (b), shall be thirty (30) days after the date on which notification is provided by Key Employee to Employer pursuant to Section 6(d) (or if a lesser period of advance notice is given by Key Employee, the date his termination becomes effective)).

            c. In the event Employer exercises its right of termination without cause pursuant to Section 6(c)(ii), all of Employer's obligations under this Agreement shall end, except that Employer shall continue to be obligated to:

                  i. pay any Compensation payable under Section 3(a) subject to Section 4,

                  ii. pay Key Employee's Living Expenses incurred to the date of termination; and

                  iii. provide continued benefits (or if unavailable under the general terms and provisions of the applicable plan, their equivalent) for Key Employee and his dependents, for a period terminating on the earliest of (A) the Ending Date, (B) the commencement date of equivalent benefits from a new employer, or (C) Key Employee's normal retirement date (after which the terms of the retirement plan which would have been applicable to Key Employee had he retired as of such termination date rather than having been terminated shall govern), under all insured and self-insured employee welfare benefit plans in which Key Employee was entitled to participate immediately prior to such termination date, provided that Key Employee shall not be required to pay any amount greater than the regular contribution made by Key Employee for such participation immediately prior to such termination date.

            d. In the event Employer exercises its right of termination for cause pursuant to Section 6(c)(i), all of Employer's obligations under this Agreement shall end except for any benefit payable under Section 3(a) subject to Section 4 and Employer's obligations to pay Key Employee's Living Expenses incurred to the date of such termination.

     8.     COVENANT NOT TO COMPETE.

            a. Restricted Activities--Duration. Except as otherwise consented to or approved by Employer's Board of Directors in writing, Key Employee agrees that, in addition to being operative during the Employment Period, the provisions of Subsections 8(a)(i) through 8(a)(iii), inclusive, shall be operative for a period of twelve (12) months after the later of (1) the date Key Employee's employment with Employer (pursuant to this Agreement or otherwise) is terminated or otherwise ceases, or
                  (2) the completion of the vesting of nonvested Compensation pursuant to Section 3(a)(vi), regardless of the time, manner or reason for the termination or other cessation of such employment. During such periods, without Telxon's prior written consent, Key Employee will not, directly or indirectly, acting alone or as a member of a partnership or as an owner, director, officer, employee, manager, representative or consultant of any corporation or other business entity:

                  i. engage in any business which manufactures, sells, distributes, services or supports products or services of a type manufactured, sold, marketed, serviced or supported, or in any other business in competition with or adverse to the business that is conducted by Employer, or which Employer is in the process of developing and in or of which Key Employee participated or has knowledge, at the time of the cessation of Key Employee's employment with Employer, in the United States, Canada or any European, Asian, Pacific Rim or other foreign country in which Employer then or thereafter transacts business or is making a bona fide attempt to do so;

                  ii. induce, request or attempt to influence any customer or supplier of Employer to curtail or cancel their business or prospective business with Employer or in any way interfere with Employer's business relationships; or

                  iii. induce, solicit or assist or facilitate the inducement or solicitation by any third person of any employee, officer, agent or representative of Employer to terminate his respective relationship with Employer or in any way interfere with Employer's employee, officer, agent or representative relationships.

            b. Tolling; Relief of Obligations. In the event that Key Employee breaches any provision of this Section 8, (i) such violation shall toll the running of the twelve (12) month period set forth in Section 6(a) from the date of commencement of such violation until such violation ceases, and (ii) Key Employee shall immediately forfeit all nonvested Compensation and the nonvested portion of his Deferred Compensation Account.

            c. "Blue Penciling" or Modification. If either the length of time, geographic area or scope of restricted business activity set forth in Section 8(a) is deemed unreasonably restrictive or unreasonable in any other respect in any proceeding before a court of competent jurisdiction, Key Employee and Employer agree and consent to such court's modifying or reducing such restriction(s) with respect, but only with respect, to that jurisdiction to the extent deemed reasonable under the circumstances then presented.

     9.     NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

            a. For purposes of this Agreement, "Confidential Information" means all information or trade secrets of any type or description belonging to Employer which are proprietary and confidential to Employer and which are not publicly disclosed or are only disclosed with restrictions. Without limiting the generality of the foregoing, Confidential Information includes: strategic and other plans for carrying on business; cost data and other financial information; lists of customers, employees, vendors and business partners and alliances; manufacturing methods and processes; product research and engineering data, drawings, designs and schematics; computer programs, flow charts, routines, subroutines, translators, compilers, operating systems and object and source codes; specifications, inventions, know-how, calculations and discoveries; any letters, papers, documents and instruments disclosing or reflecting any of the foregoing; and all information revealed to or acquired or created by Key Employee during Key Employee's employment by Employer relating to any of the foregoing or otherwise to Employer's past, current or future business.

            b. Key Employee acknowledges that the discharge of Key Employee's duties under this Agreement will necessarily involve his access to Confidential Information. Key Employee acknowledges that the unauthorized use by him or disclosure by him of such Confidential Information to third parties might cause irreparable damage to Employer and Employer's business. Accordingly, Key Employee agrees that at all times after the date hereof he will not, without the prior written consent of Employer's Board of Directors, copy, publish, disclose, divulge to or discuss with any third party, nor use for his own benefit or that of others any Confidential Information, except in the normal conduct of his duties under this Agreement, it being understood and acknowledged by Key Employee that all Confidential Information created, compiled or obtained by Key Employee or Employer, or furnished to Key Employee by any person while Key Employee is associated with Employer, is and shall be and remain Employer's exclusive property.

            c. Promptly upon termination of his employment, irrespective of the time or manner thereof or reason therefor, Key Employee agrees to return and surrender to Employer all Confidential Information and all copies thereof in any form which are in any manner in his control or possession, as well as all other Employer property.

      10. RIGHTS. Key Employee acknowledges and agrees that any procedure, design feature, schematic, invention, improvement, development, discovery, know-how, concept, idea or the like (whether or not patentable, registrable under copyright or trademark laws, or otherwise protectable under similar laws) that Key Employee (whether individually or jointly with any other person or persons) may conceive of, suggest, make, invent, develop or implement during the course of his service to Employer which relates in any way to the business of Employer or to the general industry of which Employer is a part, all physical embodiments and manifestations thereof, and all patent rights, copyrights and trademarks (and applications therefor) and similar protections thereof (all of the foregoing referred to as "Work Product") are and shall be the sole, exclusive and absolute property of Employer. All Work Product shall be deemed to be works for hire for the benefit of Employer, and to the extent that any Work Product may not constitute a work for hire, Key Employee hereby assigns to Employer all right, title and interest in, to and under such Work Product, including, without limitation, the right to obtain such patents, copyright registrations, trademark registrations or similar protections as Employer may desire to obtain. Key Employee will immediately disclose all Work Product to Employer and agrees, at anytime, upon Employer's request and without additional compensation, to execute any documents and otherwise to cooperate with Employer (including, without limitation, all lawful testimony and sworn statements or other certifications as may be appropriate) respecting the perfection of its right, title and interest in, to and under such Work Product and in any litigation or administrative or other proceeding or controversy in connection therewith, all expenses incident thereto be borne by Employer.

     11.    INDUCEMENT; REMEDIES INADEQUATE; AND SURVIVAL.

            a. The covenants made by Key Employee in favor of Employer under Sections 8, 9 and 10 and this Section 11 are being executed and delivered by Key Employee in consideration of Key Employee's employment with Employer and Employer's obligations hereunder (including, without limitation, the Compensation and all other benefits and remuneration provided for herein) in confirmation of the confidentiality, non-competition and inventions obligations which Key Employee hereby acknowledges and agrees have been terms and conditions of his service to Employer since the commencement thereof on the Effective Date.

            b. Key Employee has carefully considered, and has had adequate time and opportunity to consult with his own counsel or other advisors regarding the nature and extent of the restrictions upon him, and the rights and remedies conferred upon Employer, under Sections 8, 9 and 10 and this Section 11, and hereby acknowledges and agrees that such restrictions are reasonable in time, territory and scope, are designed to eliminate competition which otherwise would be unfair to Employer, do not stifle the inherent skill and experience of Key Employee, would not operate as a bar to Key Employee's sole means of support, are fully required to protect the legitimate interests of Employer and do not confer a benefit upon Employer disproportionate to the detriment to Key Employee.

            c. Key Employee acknowledges that the services to be rendered by him to Employer as contemplated by this Agreement are special, unique and of extraordinary character. Key Employee expressly agrees and understand that the remedy at law for any breach by him of Section 8, 9 or 10 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, upon adequate proof of Key Employee's violation of any legally enforceable provision of Section 8, 9 or 10 Employer shall be entitled to immediate injunctive relief, including, without limitation, a temporary order restraining any threatened or further breach. In the event any equitable proceedings are brought to enforce any provision of Sections 8, 9 and 10, Key Employee agrees that he will not raise in such proceedings any defense that Employer has an adequate remedy at law, and Key Employee hereby waives any such defense. Nothing in this Agreement shall be deemed to limit Employer's remedies at law or in equity for any breach by Key Employee of any of the provisions of Sections 8, 9 and 10 which may be pursued or availed of by Employer. Without limiting the generality of the immediately preceding sentence, any covenant on Key Employee's part contained in Section 8, 9 or 10 which may not be specifically enforceable shall nevertheless, if breached, give rise to a cause of action for monetary damages.

            d. As used in Sections 8, 9 and 10 and in this Section 11, the term "Employer" (other than with respect to the Board of Directors) shall include, in addition to Employer, all subsidiaries and other affiliates of Employer, whether so related to Employer during Key Employee's employment with Employer or at any time thereafter.

            e. Subject only to such time limitations as may be expressly set forth therein, the covenants and agreements made by Key Employee in Sections 8, 9 and 10 and this Section 11 shall survive full payment by Employer of the amounts to which Key Employee is entitled under this Agreement and the termination of this Agreement and Key Employee's employment hereunder or otherwise. The provisions of Sections 8, 9 and 10 and this
                  Section 11, and to the extent applicable thereto, Sections 15 through 22, shall continue to apply to and be binding upon Key Employee in the event and for so long as Key Employee shall remain in the employ of Employer following any termination under this Agreement and for such post-employment period as may there be specified but measured from the end of such continued employment.

            f.    Notwithstanding anything in Sections 8, 9 or 10 or this
                  Section 11 the application of which may otherwise have contrary effect, the technology development efforts which were being pursued by Key Employee prior to his commencement of employment with Employer as described on the attached Schedule A and, so long as the same are not during the term of his employment hereunder actively pursued by Key Employee on Employer time or premises or with the direct use of Employer resources, the continuation thereof or any commercialization or other exploitation thereof shall constitute a breach of any of the covenants, restrictions and agreements to be performed or observed by Key Employee under this Agreement, and Employer shall not have any right, title or interest of any kind or nature whatsoever to or in the whole or any part thereof.

      12. ASSIGNMENT OF KEY EMPLOYEE'S RIGHTS. In no event shall Employer be obligated to make any payment under this Agreement to any assignee or creditor of Key Employee. Prior to the time provided for the making of any payment under this Agreement, neither Key Employee nor his legal representative shall have any right by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Agreement.

      13. RIGHT OF SET-OFF. Any payments to be made to Key Employee under this Agreement shall be subject to offset by Employer for any claims for damages, liabilities or expenses which it may have against Key Employee.

      14. EMPLOYER'S OBLIGATIONS UNFUNDED. Except as to any benefits that may be required to be funded under any benefit plan of Employer pursuant to law or under any other written agreement, the obligations of Employer under this Agreement are not funded, and Employer shall not be required to deposit in escrow or otherwise set aside any moneys in advance of the due date for payment thereof to Key Employee.

      15. NOTICES. Any notice to be given hereunder by Employer to Key Employee shall be deemed to be given if delivered to Key Employee in person, or if mailed to Key Employee, by certified mail, postage prepaid, return receipt requested, at his address last shown on the records of Employer, and any notice to be given by Key Employee to Employer shall be deemed to be given if delivered in person or by mail, postage prepaid, return receipt requested to the Chief Executive Officer at Employer's principal executive office, unless Key Employee or Employer shall have duly notified the other parties in writing of a change of address. If mailed, notice shall be deemed to have been given when deposited in the mail as set forth above. Key Employee may also give notice to Employer by fax, to the attention of its Chief Executive Officer, at (330) 664-2888 (or such other number of which Employer may duly notify Key Employee), which notice shall be deemed effective as of the time shown in the telephonic confirmation of transmission; Key Employee shall send a confirmation copy of any fax notice by first class mail, postage prepaid, to Employer's Chief Executive Officer at Employer's principal executive office.

      16. AMENDMENTS. This Agreement shall not be modified or discharged, in whole or in part, except by an agreement in writing signed by the parties hereto.

      17. ENTIRE AGREEMENT. This Agreement, together with any and all other written agreement(s) made contemporaneously herewith, constitute the entire agreement between the parties with respect to Key Employee's employment by Employer from and after the Effective Date. The parties are not relying on any other representation or understanding with respect thereto, express or implied, oral or written. This Agreement, as supplemented by such contemporaneous agreement(s), supersedes any prior employment agreement, written or oral, of Employer with respect to Key Employee.

      18. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not affect the meaning of any terms or provisions hereof.

      19. GENDER AND NUMBER. Whenever the context may permit, any pronouns used herein shall include the corresponding masculine, feminine and neuter forms, and the singular form of any noun or pronoun, including any terms defined herein, shall include the plural and vice versa.

      20. BINDING EFFECT. The rights and obligations of Employer hereunder shall inure to the benefit of, and shall be binding upon, Employer and its respective successors and assigns, and the rights and obligations of Key Employee hereunder shall inure to the benefit of, and shall be binding upon, Key Employee and his heirs, personal representatives and estate.

      21. SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable in any jurisdiction, in whole or in part, the remaining provisions and any partially enforceable provision shall be binding and enforceable to the extent enforceable in such jurisdiction.

      22. GOVERNING LAW. This Agreement shall be interpreted, construed, and enforced in all respects in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.


      TELXON CORPORATION                        KEY EMPLOYEE


      BY: /S/ JOHN W. PAXTON, SR.               DAVID H. BIGGS
         ------------------------               -----------------------------
         JOHN W. PAXTON                         DAVID H. BIGGS
         CHAIRMAN & CEO